EXHIBIT 10.25

AMENDMENT No. 8 TO TERM NOTE

This Amendment to the Term Note (“Amendment No. 8”) is dated August 30, 2016 by and among SofTech, Inc., a Massachusetts corporation with offices at 650 Suffolk Street, Suite 415, Lowell, MA 01854 (the “Borrower”) and EssigPR, Inc., a Puerto Rico corporation and Joe Daly (the “Lender”).

WHEREAS, the Borrower and Lender are parties to that certain Term Note dated October 1, 2014 which was amended through an agreement dated April 2, 2015 (“Amendment”) and on July 15, 2015 (“Amendment No. 2”) and on October 16, 2015 (“Amendment No. 3”) and on November 30, 2015 (“Amendment No. 4”) and on January 8, 2016 (“Amendment No. 5”); and on April 11, 2016 (“Amendment No. 6”) and on August 11, 2016 (“Amendment No. 7”); and

WHEREAS, the Borrower and Lender have agreed to increase the principal amount from $1,003,551 to $1,103,551.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree as follows:

1.

Principal Due. Section 1. entitled “Promise to Pay.” of the Term Note, as amended, shall be amended by changing the principal amount due under the Term Note from $1,003,551 to $1,103,551 to reflect the additional advance of $100,000.

All other terms and conditions detailed in the Term Note, as amended, shall remain unchanged.

BORROWER

LENDER

SofTech, Inc.

EssigPR, Inc.

By: /s/Joseph P. Mullaney

By: /s/Joseph P. Daly

Its: CEO

Its: CEO

Date: August 30, 2016

Date: August 30, 2016